 EXHIBIT 99.1

NASDAQ: EPMD	For Further Information Contact:
FOR IMMEDIATE RELEASE	Matthew C. Hill, Chief Financial Officer
(856) 753-8533 or

EP MedSystems Announces Settlement Agreement with Department of Commerce

WEST BERLIN, N.J.--(BUSINESS WIRE)—November 9, 2006--EP MedSystems, Inc. (NASDAQ: EPMD - News) today announced that the Company has executed a Settlement Agreement with the Bureau of Industry and Security of the United States Department of Commerce to close issues related to its shipment of products to restricted countries in 2004 and earlier. In the Settlement Agreement the Company does not admit or deny guilt, but agrees to pay a fine of $244,000 with no restrictions on commercial or export activities. The Company had accrued $345,000 for this penalty in its books as of June 30, 2006 based on the proposed charging letter at the time.

In addition, the Company has made a settlement offer to the U.S. Department of the Treasury in connection with an investigation of these shipments and is awaiting a response from the Department. The Treasury Department has orally indicated to the Company that the maximum penalty it might seek would be $44,000.

Given that any investigations by the Treasury Department or the Securities and Exchange Commission have not been closed, the Company cannot rule out additional civil or administrative fines or penalties at this time. The Company has made no provision for any future costs associated with these investigations or any costs associated with the Company’s defense or negotiations with the various governmental entities to resolve these outstanding issues.

David Bruce, EP MedSystems’ new President and Chief Executive Officer stated, ”We are pleased to put the Department of Commerce issue behind us and focus on the market opportunities for EP MedSystems. We continue to cooperate with the other governmental entities in hopes that we can close any remaining issues as quickly as possible. “

About EP MedSystems:
EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate® Electrophysiology Workstation with RPM(TM) Real-time Position Management(TM) navigation technology, the EP-4(TM) Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT® System and ALERT family of internal cardioversion catheters, and the ViewMate® intracardiac ultrasound catheter imaging system. For more information, visit our website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "see opportunities" or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs, possible costs, fines or penalties that may be incurred in connection with government inquiries and investigations and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

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